                                                                   EXHIBIT 10.13

                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

               THIS AMENDMENT to Founders Restricted Stock Purchase Agreement (this "Agreement") is made and entered into as of September 1, 1999 (the "EFFECTIVE DATE") by and between EPS Solutions Corporation, a Delaware Corporation (the "COMPANY") and James F. Holden (the "PURCHASER") to amend that certain Restricted Stock Purchase Agreement by and between the Company and the Purchaser dated as of March 19, 1999 (the "RESTRICTED STOCK PURCHASE AGREEMENT"). All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Restricted Stock Purchase Agreement.

               A. The Purchaser continues to be employed by the Company's wholly owned subsidiary Enterprise Profit Solutions Corporation, a Delaware corporation ("EPS" or the "EMPLOYER") and has executed that certain Employment Agreement with the Employer as of March 19, 1999 (the "EMPLOYMENT AGREEMENT").

               B. The Company and Purchaser desire to amend the Restricted Stock Purchase Agreement to increase the number of shares of the Series A Common Stock of the Company, par value $0.001 per share (the "COMMON STOCK") covered by the Restricted Stock Purchase Agreement by 26,072 shares(the "NEW SHARES") and to set forth the vesting provisions applicable to the New Shares.

               C. The Company and the Purchaser intend that the New Shares shall be subject to all restrictions and provisions set forth in the Restricted Stock Purchase Agreement, together with all schedules and exhibits thereto.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:

1. AMENDMENT TO SCHEDULES 1.1 AND 4 OF THE RESTRICTED STOCK PURCHASE AGREEMENT. Subject to Section 3 hereof, Schedule 1.1 and Schedule 4 to the Restricted Stock Purchase Agreement are hereby amended and superseded by amended Schedule 1.1 and amended Schedule 4, set forth below, to include the New Shares and the additional cash payment and note amount referenced in Section 3.2 hereof. The New Shares are in addition to and cumulative with the shares purchased pursuant to the Restricted Stock Purchase Agreement. All shares of Common Stock set forth on amended Schedule 1.1 (the "SHARES") are subject to all terms and conditions of the Restricted Stock Purchase Agreement as amended hereby, together with all schedules and exhibits thereto and transaction documents executed thereunder, including, without limitation, the Stockholder Agreement and the Voting Agreement, as amended. For clarification, the term "Shares" as used in this Agreement and the Restricted Stock Purchase Agreement include the shares originally purchased pursuant to the Restricted Stock Purchase Agreement and the New Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and its officers, directors and agents as follows:

               2.1 SECURITIES MATTERS.

               (a) The Purchaser understands that (i) neither the Shares nor the offer and sale thereof are registered or qualified under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "Blue Sky" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicted on the Purchaser's representations set forth herein.

               (b) The Purchaser acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that the Purchaser may lose the Purchaser's entire investment in the Shares.

               (c) The Company has made available to the Purchaser or the Purchaser's advisors the opportunity to obtain information to evaluate the merits and risks of the purchase of the Shares, and the Purchaser has received all information requested from the Company. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Company and to obtain such additional information as the Purchaser has deemed appropriate for purposes of investing in the Shares pursuant to this Agreement.

               (d) The Shares to be acquired by the Purchaser hereunder will be acquired for the Purchaser's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

               (e) The Purchaser understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

               (f) The Purchaser, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Shares. In connection with the purchase of the Shares, the Purchaser has relied solely upon independent investigations made by the Purchaser, and has consulted the Purchaser's own investment advisors, counsel and accountants. The Purchaser has adequate means of providing for current needs and personal contingencies, and has no need for liquidity and can sustain a complete loss of the investment in the Shares.

               (g) The Purchaser is an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Securities Act and has documented his or her accredited status by delivery to the Company of a completed questionnaire in the form of Exhibit A hereto attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE").

               (h) The Purchaser has not received any general solicitation or general advertising concerning the Shares, nor is the Purchaser aware of any such solicitation or advertising.

        2.2 REVOCATION, CANCELLATION. The Purchaser acknowledges that the Purchaser shall not have any right to cancel, terminate or revoke this Agreement, or rescind purchase of the Shares, or return the Shares for a refund.

        2.3 THE COMPANY AND THE CONSOLIDATION TRANSACTIONS.

               (a) The Purchaser is aware that:

               (i) The Company has recently been organized and has limited financial and operating history.

               (ii) There can be no assurance that the Company will acquire additional companies or be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding (A) whether the companies already acquired by the Company can be successfully integrated and operated, or (B) what companies will ultimately be acquired by the Company.

               (iii) No assurances can be given that an initial public offering ("IPO") of the Company's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether the Purchaser will be able to participate, or the price at which any shares of Common Stock would be sold.

               (iv) No assurances can be given as to the ultimate value of the Common Stock or the Shares or the liquidity thereof.

               (v) All decisions regarding the Company's management and operations and IPO will be made by the Company's management, and certain individuals involved in planning the formation of the Company and managing the business of the Company will have the right to vote the Shares pursuant to the Voting Agreement.

        (b) The Purchaser acknowledges that no assurances have been made to the Purchaser with respect to any of the foregoing and no representations, oral or written, have been made to the Purchaser by the Company or any of its employees, representatives or agents concerning the Shares, their potential value or the prospects of the Company, except as set forth herein.

        (c) The proceeds from the sale of the Shares are intended to be used by the Company for general and administrative expenses and working capital. The proceeds from such sales may be exhausted notwithstanding failure of the Company to achieve its objectives.

        2.4 ENFORCEABILITY OF TRANSACTION DOCUMENTS. The Restricted Stock Purchase Agreement, this amendment thereto and all other documents delivered in connection with the Restricted Stock Purchaser Agreement and this amendment thereto (collectively, the

"TRANSACTION DOCUMENTS") have been (or upon execution and delivery will have been) duly executed and delivered by the Purchaser, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution by the Purchaser will constitute) legal, valid and binding obligations of the Purchaser, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights.

        2.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

        2.6 TAX MATTERS. The Purchaser has received tax advice from the Purchaser's own advisors and has not received, and is not relying upon, any tax representations or advice from the Company or any representative of the Company.

        2.7 SUMMARY OF CERTAIN CONSIDERATIONS. The Purchaser acknowledges receipt and understanding of the Summary of Certain Considerations attached hereto as Exhibit B.

        2.8 ACCURACY OF INFORMATION. No representation or warranty made by the Purchaser contained in this Agreement or in any other Transaction Document contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein not materially false or misleading.

3. CONCURRENT DELIVERIES.

        3.1 DELIVERIES BY THE COMPANY. Concurrent herewith, the Company shall deliver to the Purchaser a photocopy of the stock certificates for the New Shares issued in the Purchaser's name.

        3.2 DELIVERIES BY THE PURCHASER.

        (a) The Cash Payment. The purchase price for the New Shares is $2.50 per share. Concurrent herewith the Purchaser shall pay to the Company $26.08 in cash, representing $0.001 per Share for the New Shares.

        (b) The Note. The obligation of the Purchaser to pay the remainder of the Purchase Price for the New Shares is evidenced by a secured promissory note of the Purchaser in the amount of $65,154, in the form attached hereto as Exhibit C, which together with that certain secured promissory note of the Purchaser in the amount of $509,463.49, dated December 14, 1998 (collectively, the "NOTES"), represents payment of the non-cash Purchase Price for all the Shares. The Notes are secured by a pledge of the Shares made pursuant to Section 5 of the Notes.

        4. SECTION 83(b) ELECTION. The Purchaser may make an election pursuant to Section 83(b) of the Internal Revenue Code, or comparable provisions of any state tax law, to include in the Purchaser's gross income the amount by which the fair market value of the Shares the

Purchaser acquires exceeds the price paid therefor only if, prior to making any such election, the Purchaser (a) notifies the Company of the Purchaser's intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit D, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any Governmental Entity to be withheld or paid over to such Governmental Entity for the Purchaser's account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise. Purchaser hereby acknowledges that (a) any information provided to the Purchaser by the Company in connection with making an election pursuant to
Section 83(b) has been provided as a courtesy, (b) the Purchaser is fully responsible for making elections pursuant to Section 83(b), (c) the Company has not rendered any tax advice to the Purchaser in connection with making such an election, and (d) the Purchaser should consult with the Purchaser's independent tax advisers on such matters.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this amendment to the Restricted Stock Purchase Agreement as of the date first above written.

EPS SOLUTIONS CORPORATION                  PURCHASER


By: /s/ MARK C. COLEMAN                    By: /s/ JAMES F. HOLDEN
   -----------------------------              ----------------------------------
Name: Mark C. Coleman                      Name: James F. Holden
     -----------------------------              --------------------------------
Title: SVP
      ----------------------------
Address:                                   Address:

695 Town Center Drive, Suite 400
Costa Mesa, California 92626

Telephone No.: (714) 429-5500              Telephone No.:
Facsimile No.:  (714) 429-5559             Facsimile No.:

                                    SCHEDULES


1.1 (Amended)     Shares and Purchase Price
4 (Amended)       Vesting Schedule


                                    EXHIBITS


A.  Form of Investor Questionnaire and Confidentiality Agreement
B.  Summary of Certain Considerations
C.  Form of the Note
D.  Section 83(b) Election Form

                             SCHEDULE 1.1 (AMENDED)

                            SHARES AND PURCHASE PRICE


                                                                       450,979

        Aggregate Number of Shares:

               Number of Performance Shares:
               424,907

               Number of New Performance Shares:
               10,000

               Number of New Time Shares:
               16,072


        Aggregate Purchase Price:                                  $575,068.40

               3/19/99 Cash Payment:                                   $424.91

               3/19/99 Note:                                       $509,463.49

               9/1/99 Cash Payment:                                     $26.07

               9/1/99 Note:                                         $65,153.93

        Maximum IPO Shares:                                             67,463

                              SCHEDULE 4 (AMENDED)
                                VESTING SCHEDULE

        The Shares are divided into three categories and are subject to a two-tier Vesting Schedule. Subject to the terms and conditions described in this Agreement, the Restrictions applicable to Performance Shares, New Performance Shares and New Time Shares will lapse, and such Shares, if any, will vest as set forth below, provided, however, that except as set forth in this Schedule 4, in order for Shares eligible to vest for any Measurement Period to vest, the Purchaser must have remained an employee of the Company, or an affiliate of the Company (or, pursuant to Section 4.4, in the case of certain transactions involving an acquisition of the Company or the Employer, the successor of the Employer), from the date hereof through the last day of that Measurement Period. The table below lists four Measurement Periods, with each having a corresponding Performance Target Income and, a corresponding Vesting Percentage. Actual Income as of each Measurement Period will be determined within ninety (90) days of the end of that Measurement Period.

VESTING DURING EMPLOYMENT.

        Shares will vest as follows:

        1. VESTING DURING EMPLOYMENT--AGGREGATE PERFORMANCE SHARES

        (a) If the actual Income earned in the Measurement Period equals or exceeds the Performance Target Income corresponding to that Measurement Period, the Restrictions will lapse with respect to such number of Performance Shares and New Performance Shares listed on Schedule 1.1 (the "AGGREGATE PERFORMANCE SHARES") as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Performance Shares and New Performance Shares, respectively.

        (b) If the actual Income earned in the Measurement Period ending December 31, 2000 is less than the Performance Target Income for that Measurement Period, the Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the product obtained by multiplying the Vesting Percentage corresponding to that Measurement Period, times the ratio of the actual Income earned in that Measurement Period to the Performance Target Income for that Measurement Period, times the number of Aggregate Performance Shares. If the actual Income earned in any Measurement Period after December 31, 2000 is less than the Performance Target Income for that Measurement Period, but is more than the sum of the Performance Target Income for the immediately preceding Measurement Period plus half of the Performance Annual Target Delta, the Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the product obtained by multiplying the Vesting Percentage corresponding to that Measurement Period, times the ratio of the Performance Annual Actual Delta to the Performance Annual Target Delta, times the total number of Aggregate Performance Shares.

        (c) Notwithstanding anything herein to the contrary, if (i) that certain Agreement re eFox, LLC of even date herewith by and among the Company, eFox, LLC, and the members of eFox named therein (the "eFOX AGREEMENT") has not been knowingly, willfully, or recklessly breached in any material respect by eFox, LLC or any of the members party thereto (or any such breach has been cured and any material adverse effects of such breach have been ameliorated in all material respects within 15 days of notice of such breach), and (ii) Purchaser continues to be employed by the Employer, or the employment of the Purchaser with the Employer has been terminated by Purchaser for "Good Reason" (as defined in the Employment Agreement), or by the Employer without a conclusion reached pursuant to the procedure set forth in paragraph (b) under "Vesting Upon Certain Termination of Employment" that an event or circumstance constituting "Cause" listed in paragraphs (A) or (B) of Schedule 1 of Purchaser's Employment Agreement has occurred (provided that the operation of eFox, LLC consistent with past practices will not constitute an act described in such paragraph (A)) and Purchaser would qualify for vesting as described below under "Vesting Upon Certain Termination of Employment--Aggregate Performance Shares", then any Aggregate Performance Shares eligible to vest for any Measurement Period ending on or before December 31, 2001 that do not vest may, in the Purchaser's discretion, be deferred and reallocated to any subsequent Measurement Period, in which case the amount by which actual Income for the Measurement Period for which the Aggregate Performance Shares did not vest fell short of Target Income for that Measurement Period will be added to the Target Income for the Measurement Period to which the unvested Aggregate Performance Shares are reallocated.

        For purposes hereof:

        "PERFORMANCE ANNUAL ACTUAL DELTA" means the difference between the actual Income earned in any Measurement Period and the Performance Target Income for the immediately preceding Measurement Period.

        "PERFORMANCE ANNUAL TARGET DELTA" means the difference between the Performance Target Income for any Measurement Period and the Performance Target Income for the immediately preceding Measurement Period.

        If the actual Income earned in any Measurement Period exceeds the Performance Target Income corresponding to that Measurement Period, the amount by which the actual Income exceeds the Performance Target Income shall be carried forward to the following Measurement Period and added to the actual Income for such Measurement Period. Excess Incomes may not be carried backward to preceding periods and Aggregate Performance Shares that are eligible to vest but do not vest in any Measurement Period will not vest unless the Company forgives the Restrictions applicable thereto in its discretion or fails to repurchase them within one (1) year of the end of that Measurement Period (i.e., Aggregate Performance Shares that fail to vest cannot be "recovered" based upon subsequent performance).

        Any vesting for a Measurement Period will be effective as of the close of business on the last day of that Measurement Period even if vesting targets are attained before the end of the Measurement Period, but vesting for any Measurement Period will not be finally determined until actual Income for the subject Measurement Period is fully and finally determined. In no case will the total number of Shares that the Purchaser has the right to have vested for any Measurement Period exceed the sum of the Aggregate Performance Shares and the Time Shares corresponding to that Measurement Period multiplied by the Vesting Percentage corresponding to that Measurement Period. Fractional vested Shares will be carried forward and combined to constitute whole vested Shares that can be issued, or cashed out by the Company at fair market value following determination of actual Income for the last Measurement Period.


                                                       PERFORMANCE TARGET       VESTING
        MEASUREMENT PERIOD                                   INCOME           PERCENTAGE
        January 1, 2000- December 31, 2000                 $1,500,000             25%
        January 1, 2001- December 31, 2001                 $1,800,000             25%
        January 1, 2002- December 31, 2002                 $2,160,000             25%
        January 1, 2003- December 31, 2003                 $2,592,000             25%

For purposes hereof:

        For purposes of this Schedule 4:

               (i) "BUSINESS" means the business of the EMD.

               (ii) "EMD" means the Electronic Media Division formed by the Employer to utilize electronic media to market, sell and deliver sales training products and services. If eFox, LLC becomes a wholly-owned subsidiary of the Company or any of its affiliates, it will be included in the EMD.

               (iii) "INCOME" for any Measurement Period means pre-tax income of the Business for that Measurement Period calculated according to GAAP and consistent with accounting policies to be agreed upon by the Chief Financial Officer of the Company and Purchaser by March 31, 2000 and applied consistently from period to period. In calculating Income, except as set forth herein, all costs attributable directly to the Business, whether paid by the Company or any of its affiliates, shall be charged to the Business, including, without limitation costs attributable to, and bonuses and other distributions paid to persons who are engaged principally in the Business. The calculation of Income will not be affected by any allocation to the Business of (i) any overhead charges of the Company not attributable directly to the Business, (ii) any expenses incurred by or in connection with the Business but reimbursed pursuant to an indemnification payment made by James Holden or by receipt of insurance proceeds, (iii) any compensation charges resulting from restricted stock issued concurrently herewith to persons employed in connection with the Business, or any goodwill charges resulting from acquisition of eFox, LLC, or that are not consistent with the annual business plan of the Business or approved by James Holden while he is employed in connection with the Business and otherwise the management of the Business, (iv) any costs incurred to comply with initiatives that are required by the management of the Company, without the consent of James Holden while he is employed in connection with the Business, and otherwise the management of the Business, that are in excess of the costs of the Business replaced by any such initiatives, or (v) any revenue or profit attributable to business operations other than the Business with which Purchaser may be involved. In addition, if at the time of calculation of Income for any Measurement Period, (i) the eFox Agreement has not been knowingly, willfully or recklessly breached in any material respect by eFox, LLC or any of the members party thereto (or any such breach has been cured and any material adverse effects of such breach have been ameliorated in all material respects within 15 days of notice of such breach), and (ii) Purchaser continues to be employed by the Employer, or notwithstanding termination of the employment of Purchaser, Purchaser is eligible for vesting (subject to Income determination) as described below in paragraph (c) under "Vesting Upon Certain Termination of Employment," then the pretax net income of eFox, LLC for that Measurement Period will be included in Income of the Business for that Measurement Period for purposes of this Agreement.

COMMITMENT TO EMD

        During the Option Period (as defined in the eFox Agreement) and as long as the eFox Agreement has not been knowingly or willfully or recklessly breached in a material respect by eFox, LLC or the Members of eFox, LLC (or any such breach has been cured and any material adverse effects of such breach have been ameliorated in all material respects within 15 days of notice of such breach), the Employer will commit the Leased Employees (as defined in the eFox Agreement) to work in the Business under the day-to-day supervision of James F. Holden or his successor as the Chief Executive Officer of the EMD, provided however, that the Employer and its affiliates will only be obligated to provide to the Business employees, assets, or other resources or support, the full cost of which is paid or promptly recovered through profit generated by the Business, including without limitation leasing to eFox, LLC or any other third party of the employees assigned to the Business.

CALCULATION OF INCOME

        (a) Within 90 days after the end of each Measurement Period, the Company shall prepare and deliver to the Purchaser a statement of the actual Income of the Business for such Measurement Period (the "Statement of Income"). The Statement of Income will be prepared consistent with the definition of "Income" provided in this Schedule 4.

        (b) Not later than 15 days after the date the Statement of Income is delivered to the Purchaser, the Purchaser shall review the Statement of Income and shall notify the Company in writing whether the Purchaser disagrees with the Statement of Income. Such notice shall specify with reasonable detail the items on the Statement of Income with which the Purchaser disagrees with the Company. If the Purchaser shall fail to give the Company such notice within such 15 day period, the Purchaser shall be deemed to have agreed with the Company as to the Statement of Income. The Purchaser shall have the right to review such work papers of the Company in preparing the Statement of Income as are reasonably necessary to verify the accuracy and fairness of presentation of the Statement of Income and its conformity with the procedures set forth for its preparation contained in this Schedule 4.

        (c) In the event that the Purchaser notifies the Company of a disagreement as to the Statement of Income within the 15 day period referred to above, the Company and the Purchaser shall use reasonable efforts to resolve any such dispute, but if a final resolution is not obtained within 30 days after the Statement of Income is delivered to the Purchaser, any remaining dispute shall be submitted for resolution to a nationally recognized firm of independent accountants (other than any such firm that has provided services to the Company or the Purchaser within the past three years) as shall be mutually agreed upon by the Company and the Purchaser. If the Company and the Purchaser are unable to mutually agree upon an accounting firm within 10 days after the expiration of such 30 day period, then the Company and the Purchaser shall each have the right to request the American Arbitration Association, New York, New York, to appoint an independent accounting firm. The chosen accounting firm may examine all work papers utilized in connection with the accounting and preparation of the Statement of Income but the scope of its engagement will be limited to resolving those items which the Purchaser identified in the notice to the Company as to which the Purchaser disagreed and determining whether such items were properly reflected on the Statement of Income prepared in accordance with the requirements of this Schedule 4. The decision of such accounting firm (the "Final Accounting Report") shall be delivered in a written report addressed to the Company and the Purchaser and shall be binding and conclusive upon the parties hereto for purposes of vesting for that Measurement Period. The costs and fees of such accounting firm shall be borne by the Purchaser unless the Income reflected in the Final Accounting Report (i) is in excess of the Income reflected in the Statement of Income, and (ii) results in vesting of shares in excess of the vesting that would result from the Income reflected in the Statement of Income.

        2. VESTING DURING EMPLOYMENT -- NEW TIME SHARES

On the last day of each of the applicable Measurement Periods set forth in the table above, if the Purchaser has remained an Employee of the Employer from the date hereof through the last day of such Measurement Period, the Restrictions will lapse with respect to such number of New Time Shares listed on Schedule 1.1 (the "NEW TIME SHARES") as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of New Time Shares.

                                                            VESTING
MEASUREMENT PERIOD                                       PERCENTAGE
January 1, 1999 - December 31, 1999                          25%
January 1, 2000 - December 31, 2000                          25%
January 1, 2001 - December 31, 2001                          25%
January 1, 2002 - December 31, 2002                          25%

        3. VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT -- AGGREGATE PERFORMANCE Shares:

        (a) If the employment of the Purchaser with the Employer is terminated by death or by "Disability" as defined below, and if the actual Income for any Measurement Period equals or exceeds the Performance Target Income corresponding to that Measurement Period, the

Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Aggregate Performance Shares. If the actual Income earned in any Measurement Period is less than the Performance Target Income for that Measurement Period, but is more than the sum of the Performance Target Income for the immediately preceding Measurement Period plus half of the Annual Target Delta, the Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the product obtained by multiplying the Vesting Percentage corresponding to that Measurement Period, times the ratio of the Annual Actual Delta to the Annual Target Delta, times the total number of Aggregate Performance Shares.

        (b) As set forth in the Purchaser's Employment Agreement, the employment of the Purchaser with the Employer shall not be terminated without "Cause" (as defined in the Employment Agreement) without Required Approval. For these purposes, "REQUIRED APPROVAL" means approval by at least three members, including the member representing the President's Council, of an executive management committee of the Company, which committee shall consist of four (4) members of the senior management of the Company and one (1) representative of the President's Council of the Company.

        (c) If the employment of the Purchaser by the Employer is terminated by Purchaser for "Good Reason" (as defined in the Employment Agreement), or by the Employer without a conclusion reached pursuant to the procedure set forth in paragraph (b) that an event or circumstance constituting "Cause" listed in paragraphs (A) or (B) of Schedule 1 of Purchaser's Employment Agreement has occurred (provided that the operation of eFox, LLC consistent with past practices will not constitute an act described in such paragraph (A)), and (i) if the Purchaser's employment is terminated prior to the last day of the first Measurement Period or if the actual Income has exceeded the Performance Target Income for all Measurement Periods prior to the termination of the Purchaser's employment, upon the last day of each Measurement Period ending after the termination of the Purchaser's employment with the Employer, the Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the product of the Vesting Percentage corresponding to that Measurement Period and the total number of Aggregate Performance Shares, or (ii) if the Purchaser's employment is terminated after the last day of the first Measurement Period and if the actual Income has not equaled or exceeded the Performance Target Income for all Measurement Periods prior to the termination of the Purchaser's employment, upon the last day of each Measurement Period ending after the termination of the Purchaser's employment with the Employer, the Restrictions will lapse with respect to such number of Aggregate Performance Shares as is equal to the greater of (A) the product of thirty-five percent (35%) of the Vesting Percentage corresponding to that Measurement Period and the total number of Aggregate Performance Shares, or (B) the product obtained by multiplying the Vesting Percentage corresponding to that measurement period times the ratio of the actual Income for that Measurement Period to the Performance Target Income for that Measurement Period (provided that this ratio will not exceed 100%), times the total number of Aggregate Performance Shares, provided however, that if any of the events or circumstances constituting "Cause" listed in item A of Schedule 1 of the Purchaser's Employment Agreement occurs at any time before the end of the final Measurement Period, then, in addition to the rights of the Company set forth in Section 4.1(d), the Aggregate Performance Shares shall no longer


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continue to vest as set forth in this paragraph (c) and the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following such occurrence, repurchase from the Purchaser at the price per share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all unvested Aggregate Performance Shares. For purposes of vesting under this paragraph (c), "INCOME" will include only pre-tax income of eFox calculated according to GAAP consistently applied. In the event of any eFox Liquidity Transaction, the number of Aggregate Performance Shares that would otherwise vest pursuant to this paragraph (c) after such eFox Liquidity Transaction, will not exceed the remainder obtained by subtracting from the Target Value (a) the product obtained by multiplying 35 times the number of Aggregate Performance Shares vested pursuant to this Agreement, as well as (b) the product obtained by multiplying the Purchaser Ratio times the Liquidity Transaction Value for each eFox Liquidity Transaction. For these purposes: ( i ) the "PURCHASER RATIO" means the ratio of the number of Aggregate Performance Shares sold to Purchaser pursuant hereto to the total number of shares sold concurrently herewith to all persons acquiring Series A common stock of the Company that vests based upon performance of the Business;
(ii) "TARGET VALUE" means the product of the Purchaser Ratio and $25 million;
(iii) "EFOX LIQUIDITY TRANSACTION" means any sale by eFox, LLC or any of its members of securities of or any interest in eFox, LLC or assets of eFox, LLC (other than sales of assets in the ordinary course of business) or any joint venture or similar arrangement involving consideration to eFox, LLC or its members; and (iv) "LIQUIDITY TRANSACTION VALUE" means the value of the consideration paid or payable to eFox, LLC or its members in any eFox Liquidity Transaction, net of direct transaction expenses.

        For purposes hereof, the term "DISABILITY" means the Purchaser suffers an ongoing physical or psychological impairment that has rendered Purchaser unable, as determined in good faith by the Company's Chief Executive Officer, to perform the Purchaser's duties to the Employer, notwithstanding reasonable accommodation by the Employer (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such disability), for a period of three (3) consecutive months or six (6) months in any 12-month period.

        4. VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT -- NEW TIME SHARES:

        If the employment of the Purchaser with the Employer is terminated by death, by the Employer without "Cause" (provided that working in the business of eFox, LLC consistent with past practices will not constitute an act described in paragraph (A) of such definition of Cause) or by "Disability" as defined above, the Restrictions will lapse with respect to such number of New Time Shares (in addition to those New Time Shares previously vested for prior Measurement Periods) as is equal to the product of the Vesting Percentage corresponding to the Measurement Period in which termination of employment occurred multiplied by the total number of New Time Shares times a fraction, the numerator of which is the number of days in the Measurement Period in which termination of employment occurred through the date of termination of the employment of the Purchaser, and the denominator of which is 365.


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